Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Gina Sorice	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
646-320-4107	617-274-7130
gsorice@akamai.com	tbarth@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2018 AND
FULL-YEAR 2018 FINANCIAL RESULTS

Record revenue of $713 million, up 8% year-over-year and up 10% when adjusted for foreign exchange*

Cloud Security Solutions revenue grew 36%, now over $750 million annualized run rate

GAAP EPS of $0.57, up 256% year-over-year, and non-GAAP EPS* of $1.07, up 51% year-over-year

Company also announces Ed McGowan to succeed Jim Benson as Chief Financial Officer in planned transition

CAMBRIDGE, Mass. – February 12, 2019 – Akamai Technologies, Inc. (NASDAQ: AKAM), the world's largest and most trusted cloud delivery platform, today reported financial results for the fourth quarter and full-year ended December 31, 2018.

"We were very pleased with our strong finish to the year. Both revenue and earnings exceeded our expectations due to the very rapid growth of our cloud security business, robust seasonal traffic and our continued focus on operational excellence," said Dr. Tom Leighton, CEO of Akamai. “As a result, we achieved our fifth consecutive quarter of non-GAAP operating margin improvement, and we are well on our way to achieving our 30% margin goal in 2020, while continuing to invest in innovation and new products to drive future growth."

Akamai delivered the following results for the fourth quarter and full-year ended December 31, 2018:

Revenue: Revenue for the fourth quarter was $713 million, an 8% increase over fourth quarter 2017 revenue of $658 million and a 10% increase when adjusted for foreign exchange.* Total revenue for 2018 was $2.714 billion compared to $2.489 billion for 2017, up 9% year-over-year and when adjusted for foreign exchange.*

Revenue by Division(1):

•
Web Division revenue for the fourth quarter was $385 million, up 9% year-over-year and up 10% when adjusted for foreign exchange.* Web Division revenue for 2018 was $1.446 billion, up 11% year-over-year and up 10% when adjusted for foreign exchange.*

•
Media and Carrier Division revenue for the fourth quarter was $328 million, up 8% year-over-year and up 9% when adjusted for foreign exchange.* Media and Carrier Division revenue for 2018 was $1.268 billion, up 7% year-over-year and when adjusted for foreign exchange.*

Revenue from Cloud Security Solutions(2):

•
Cloud Security Solutions revenue for the fourth quarter was $185 million, up 36% year-over-year and up 38% when adjusted for foreign exchange.* Cloud Security Solutions revenue for 2018 was $658 million, up 35% year-over-year and when adjusted for foreign exchange.*

Revenue from Internet Platform Customers(3):

•
Revenue from Internet Platform Customers for the fourth quarter was $43 million, down 14% year-over-year and when adjusted for foreign exchange.* Internet Platform Customers revenue for 2018 was $175 million, down 14% year-over-year and when adjusted for foreign exchange.*

•
Revenue excluding Internet Platform Customers for the fourth quarter was $670 million, up 10% year-over-year and up 11% when adjusted for foreign exchange.* Revenue excluding Internet Platform Customers for 2018 was $2.540 billion, up 11% year-over-year and when adjusted for foreign exchange.*

Revenue by Geography:

•	U.S. revenue for the fourth quarter was $434 million, up 2% year-over-year. U.S. revenue for 2018 was $1.683 billion, up 3% year-over-year.

•
International revenue for the fourth quarter was $279 million, up 20% year-over-year and up 23% when adjusted for foreign exchange.* International revenue for 2018 was $1.031 billion, up 21% year-over-year and up 20% when adjusted for foreign exchange.*

Fourth quarter 2017 items: Fourth quarter year-over-year growth rates for GAAP income from operations, GAAP net income and GAAP EPS in the paragraphs below were impacted by two items recognized in the fourth quarter of 2017: a $52 million restructuring charge and a $16 million charge due to the release of an indemnification asset related to a 2012 acquisition.

Income from operations: GAAP income from operations for the fourth quarter was $120 million, a 275% increase from fourth quarter 2017 income from operations of $32 million. GAAP operating margin for the fourth quarter was 17%, up 12 percentage points from the same period last year. GAAP income from operations for 2018 was $362 million, a 15% increase from the prior year's GAAP income from operations of $314 million. Full-year GAAP operating margin was 13%, consistent year-over-year.

Non-GAAP income from operations* for the fourth quarter was $201 million, a 26% increase from fourth quarter 2017 non-GAAP income from operations of $159 million. Non-GAAP operating margin* for the fourth quarter was 28% up 4 percentage points from the same period last year. Non-GAAP income from operations* for 2018 was $720 million, an 18% increase from the prior year's non-GAAP income from operations of $608 million. Full year non-GAAP operating margin* was 27%, up 3 percentage points year-over-year.

Net income: GAAP net income for the fourth quarter was $94 million, a 242% increase from fourth quarter 2017 GAAP net income of $28 million. GAAP net income for 2018 was $298 million, a 34% increase from the prior year's GAAP net income of $223 million.

Non-GAAP net income* for the fourth quarter was $176 million, a 46% increase from fourth quarter 2017 non-GAAP net income of $121 million. Non-GAAP net income* for 2018 was $612 million, a 36% increase from the prior year's non-GAAP net income of $452 million.

EPS: GAAP EPS for the fourth quarter was $0.57 per diluted share, a 256% increase from fourth quarter 2017 GAAP EPS of $0.16 and a 273% increase when adjusted for foreign exchange.* GAAP EPS for 2018 was $1.76 per diluted share, a 36% increase from prior year's GAAP EPS of $1.29 per diluted share and a 36% increase when adjusted for foreign exchange.*

Non-GAAP EPS* for the fourth quarter was $1.07 per diluted share, a 51% increase from fourth quarter 2017 non-GAAP EPS of $0.71 and a 52% increase when adjusted for foreign exchange.* Non-GAAP EPS* for 2018 was $3.62 per diluted share, a 38% increase from prior year's non-GAAP EPS of $2.62 per diluted share and a 37% increase when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* for the fourth quarter was $301 million, a 23% increase from fourth quarter 2017 Adjusted EBITDA of $245 million. Adjusted EBITDA margin* for the fourth quarter was 42%, up 5 percentage points from the same period last year. Adjusted EBITDA* for 2018 was $1.092 billion, an 18% increase from the prior year's Adjusted EBITDA of $929 million. Adjusted EBITDA margin* was 40%, up 3 percentage points from the same period last year.

Supplemental cash information: Cash from operations for the quarter was $286 million, or 40% of revenue. Cash from operations for 2018 was $1.008 billion, or 37% of revenue. Cash, cash equivalents and marketable securities was $2.1 billion as of December 31, 2018.

Share repurchases: The Company spent $124 million in the fourth quarter to repurchase 1.9 million shares of its common stock at an average price of $67.05 per share. For the full-year, the Company spent $750 million to repurchase 10.2 million shares of its common stock at an average price of $73.54 per share. The Company had 163 million shares of common stock outstanding as of December 31, 2018.

Adoption of new revenue recognition standard: Prior period results have been revised for the adoption of the new revenue recognition standard. Under this standard, the way the Company recognizes revenue from some customers changed, primarily impacting the timing of recognizing revenue from a small number of licensed software customers. The way Akamai recognizes revenue for its core Web and Media products is substantially unchanged. Akamai will also begin capitalizing certain commission and incentive payments. The revisions resulting from the new standard did not have a material impact on Akamai's annual revenue or results of operations, but did cause quarter-to-quarter fluctuations. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.

*	See Use of Non-GAAP Financial Measures below for definitions

(1)    Revenue by Division – A customer-focused reporting view that reflects revenue from customers that are managed by the division. As of January 1, 2018, Akamai now reports its revenue in two divisions compared to the three divisions reported in 2017; the Media Division and Enterprise and Carrier Division were combined to form the new Media and Carrier Division. In addition, as the purchasing patterns and required account expertise of customers changes over time, Akamai may reassign a customer's division from one to another. In 2018 Akamai reassigned some of its customers from the Media and Carrier Division to the Web Division and revised historical results in order to reflect the most recent categorization and to provide a comparable view for all periods presented.

(2)
Revenue from Cloud Security Solutions – A product-focused reporting view that illustrates revenue from Cloud Security Solutions separately from all other solution categories. During 2018, Akamai updated its methodology for allocating revenue to specific solutions when solutions are sold as a bundle. During 2018, Akamai reassigned amounts from CDN and other solutions revenue to Cloud Security Solutions revenue and revised historical results in order to reflect the most recent allocation methodologies and to provide a comparable view for all periods presented.

(3)	Revenue from Internet Platform Customers – Revenue from six customers that are large Internet platform companies: Amazon, Apple, Facebook, Google, Microsoft and Netflix

Leadership Transition
Akamai also announced today a planned transition in leadership within the Company's finance organization. Ed McGowan, Senior Vice President of Finance, will succeed Jim Benson as Executive Vice President and Chief Financial Officer, effective March 1, 2019.  After nine years at Akamai (and seven as Chief Financial Officer), Benson has decided to retire from Akamai to pursue his next set of challenges. He will serve as an Executive Advisor through an extended transition period. McGowan is an 18-year Akamai veteran who began his career at the Company in Finance and Sales Operations and then held executive roles in Corporate Development and Global Media and Carrier Sales.

"I am delighted to announce Ed’s promotion to Executive Vice President and Chief Financial Officer at Akamai," said Leighton. "Ed is an accomplished finance executive with broad knowledge of our business, our customers and the industry. Having worked closely with Ed for many years, I look forward to benefiting from his experience and insights as we continue to deliver profitable growth for our shareholders."

“And on behalf of our Board of Directors and Akamai’s entire team, I want to thank Jim for his leadership, strategic advice and immeasurable contributions over nearly a decade at the Company,” added Leighton. “During his seven year tenure as Chief Financial Officer, he played a key role as Akamai more than doubled revenue to $2.7 billion and built a world class finance organization that has helped us drive strong earnings growth for shareholders. Jim has been a great business partner to me and our Board over the last nine years and his contributions to Akamai will be remembered for years to come.”

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-844-578-9671 (or 1-508-637-5655 for international calls) and using passcode 3242748. A live webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-855-859-2056 (or 1-404-537-3406 for international calls) and using passcode 3242748. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai secures and delivers digital experiences for the world’s largest companies. Akamai’s intelligent edge platform surrounds everything, from the enterprise to the cloud, so customers and their businesses can be fast, smart, and secure. Top brands globally rely on Akamai to help them realize competitive advantage through agile solutions that extend the power of their multi-cloud architectures. Akamai keeps decisions, apps and experiences closer to users than anyone - and attacks and threats far away. Akamai’s portfolio of edge security, web and mobile performance, enterprise access and video delivery solutions is supported by unmatched customer service, analytics and 24/7/365 monitoring. To learn why the world’s top brands trust Akamai, visit www.akamai.com, blogs.akamai.com, or @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2018	December 31, 2017 (1)
ASSETS
Current assets:
Cash and cash equivalents	$1,036,455	$313,382
Marketable securities	855,650	398,554
Accounts receivable, net	479,889	461,457
Prepaid expenses and other current assets	163,360	172,853
Total current assets	2,535,354	1,346,246
Property and equipment, net	910,618	862,535
Marketable securities	209,066	567,592
Goodwill	1,487,404	1,498,688
Acquired intangible assets, net	168,348	201,259
Deferred income tax assets	34,913	36,231
Other assets	116,067	136,365
Total assets	$5,461,770	$4,648,916
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$99,089	$80,278
Accrued expenses	328,304	283,743
Deferred revenue	69,083	70,495
Convertible senior notes	686,552	—
Other current liabilities	27,681	22,178
Total current liabilities	1,210,709	456,694
Deferred revenue	4,557	6,062
Deferred income tax liabilities	19,624	17,823
Convertible senior notes	874,080	662,913
Other liabilities	160,940	142,955
Total liabilities	2,269,910	1,286,447
Total stockholders’ equity	3,191,860	3,362,469
Total liabilities and stockholders’ equity	$5,461,770	$4,648,916

(1)
Prior period information has been restated for the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which Akamai adopted retrospectively on January 1, 2018. Under this standard, the way revenue is recognized changed for some of Akamai's contracts with customers. Akamai will also begin capitalizing costs associated with obtaining customer contracts, specifically certain commission and incentive payments. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2018	September 30, 2018	December 31, 2017 (1)	December 31, 2018	December 31, 2017 (1)
Revenue	$713,363	$669,628	$658,470	$2,714,474	$2,489,035
Costs and operating expenses:
Cost of revenue (2) (3)	243,927	239,246	229,940	953,485	875,837
Research and development (2)	60,342	61,049	59,673	246,165	222,434
Sales and marketing (2)	137,797	125,323	131,223	517,353	481,522
General and administrative (2) (3)	129,565	119,911	146,115	574,067	509,165
Amortization of acquired intangible assets	8,292	8,294	7,829	33,311	30,904
Restructuring charge (benefit)	13,152	(732)	51,581	27,594	54,884
Total costs and operating expenses	593,075	553,091	626,361	2,351,975	2,174,746
Income from operations	120,288	116,537	32,109	362,499	314,289
Interest income	7,308	9,258	4,487	26,940	17,855
Interest expense	(14,582)	(14,566)	(4,850)	(43,202)	(18,839)
Other income (expense), net	59	(459)	473	(3,148)	887
Income before provision for income taxes	113,073	110,770	32,219	343,089	314,192
Provision for income taxes	19,058	3,187	4,699	44,716	91,426
Net income	$94,015	$107,583	$27,520	$298,373	$222,766

Net income per share:
Basic	$0.58	$0.65	$0.16	$1.78	$1.30
Diluted	$0.57	$0.64	$0.16	$1.76	$1.29

Shares used in per share calculations:
Basic	162,958	165,924	169,429	167,312	171,559
Diluted	164,540	167,900	170,727	169,188	172,711

(1)
Prior period information has been restated for the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which Akamai adopted retrospectively on January 1, 2018. Under this standard, the way revenue is recognized changed for some of Akamai's contracts with customers. Akamai will also begin capitalizing costs associated with obtaining customer contracts, specifically certain commission and incentive payments. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.

(2)	Includes stock-based compensation (see supplemental table for figures)

(3)	Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2018	September 30, 2018	December 31, 2017 (1)	December 31, 2018	December 31, 2017 (1)
Cash flows from operating activities:
Net income	$94,015	$107,583	$27,520	$298,373	$222,766
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116,294	107,833	99,396	434,520	372,313
Stock-based compensation	44,998	46,632	42,205	183,813	164,308
(Benefit) provision for deferred income taxes	(10,567)	25,022	(30,378)	2,339	(7,244)
Amortization of debt discount and issuance costs	14,114	14,085	4,850	41,958	18,839
Restructuring-related software charges	2,122	—	31,965	4,940	31,965
Other non-cash reconciling items, net	2,718	1,345	6,413	12,078	10,068
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(16,834)	3,278	(40,631)	(30,445)	(50,054)
Prepaid expenses and other current assets	(2,048)	(10,662)	7,612	(4,132)	(28,968)
Accounts payable and accrued expenses	34,317	35,012	11,082	42,238	33,232
Deferred revenue	(24,846)	(5,625)	1,410	(919)	2,938
Other current liabilities	7,392	(3,625)	12,727	9,422	16,378
Other non-current assets and liabilities	24,480	(10,397)	23,270	14,142	14,442
Net cash provided by operating activities	286,155	310,481	197,441	1,008,327	800,983
Cash flows from investing activities:
Cash paid for acquired businesses, net of cash acquired	—	—	(171,872)	(79)	(369,073)
Purchases of property and equipment and capitalization of internal-use software development costs	(117,334)	(86,698)	(106,852)	(405,741)	(414,778)
Purchases of short- and long-term marketable securities	(91,611)	(314,200)	(77,399)	(873,697)	(326,497)
Proceeds from sales and maturities of short- and long-term marketable securities	380,034	254,450	154,390	775,050	652,769
Other non-current assets and liabilities	612	(2,199)	(420)	(2,066)	(1,586)
Net cash used in investing activities	171,701	(148,647)	(202,153)	(506,533)	(459,165)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Year Ended
(in thousands)	December 31, 2018	September 30, 2018	December 31, 2017 (1)	December 31, 2018	December 31, 2017 (1)
Cash flows from financing activities:
Proceeds from the issuance of convertible senior notes	—	(437)	—	1,132,185	—
Proceeds from the issuance of warrants	—	—	—	119,945	—
Purchase of note hedge related to convertible senior notes	—	—	—	(261,740)	—
Proceeds from the issuance of common stock under stock plans	10,111	18,394	13,940	62,608	55,680
Employee taxes paid related to net share settlement of stock-based awards	(12,160)	(10,837)	(10,273)	(64,305)	(58,395)
Repurchases of common stock	(124,075)	(440,413)	(54,565)	(750,000)	(361,194)
Other non-current assets and liabilities	—	(241)	—	(5,085)	(1,096)
Net cash used in financing activities	(126,124)	(433,534)	(50,898)	233,608	(365,005)
Effects of exchange rate changes on cash and cash equivalents	(1,316)	(68)	631	(12,844)	12,990
Net increase (decrease) in cash, cash equivalents and restricted cash	330,416	(271,768)	(54,979)	722,558	(10,197)
Cash, cash equivalents, and restricted at beginning of period	706,571	978,339	369,408	314,429	324,626
Cash, cash equivalents and restricted at end of period	$1,036,987	$706,571	$314,429	$1,036,987	$314,429

(1)
Prior period information has been restated for the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which Akamai adopted retrospectively on January 1, 2018. Under this standard, the way revenue is recognized changed for some of Akamai's contracts with customers. Akamai will also begin capitalizing costs associated with obtaining customer contracts, specifically certain commission and incentive payments. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.

On January 1, 2018, Akamai also adopted Accounting Standards Update No. 2016-18, Statement of Cash Flows. Under this standard, restricted cash is included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period cash on the statement of cash flows. Akamai retrospectively adopted this standard and revised cash flows from investing activities by ($0.2) million and $0.5 million for the three and twelve months ended December 31, 2017, respectively, with a corresponding revision to the net increase (decrease) in cash, cash equivalents and restricted cash.

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY DIVISION

	Three Months Ended			Year Ended
(in thousands)	December 31, 2018	September 30, 2018	December 31, 2017 (1)	December 31, 2018	December 31, 2017 (1)
Web Division	$385,275	$356,856	$354,821	$1,446,052	$1,305,401
Media and Carrier Division	328,088	312,772	303,649	1,268,422	1,183,634
Total revenue	$713,363	$669,628	$658,470	$2,714,474	$2,489,035
Revenue growth rates year-over-year:
Web Division	9%	8%	16%	11%	15%
Media and Carrier Division	8	6	—	7	(2)
Total revenue	8%	7%	8%	9%	6%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Web Division	10%	9%	15%	10%	15%
Media and Carrier Division	9	7	(1)	7	(2)
Total revenue	10%	8%	7%	9%	6%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE FROM CLOUD SECURITY SOLUTIONS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2018	September 30, 2018	December 31, 2017 (1)	December 31, 2018	December 31, 2017 (1)
Cloud Security Solutions	$184,769	$168,626	$135,842	$657,850	$485,523
CDN and other solutions	528,594	501,002	522,628	2,056,624	2,003,512
Total revenue	$713,363	$669,628	$658,470	$2,714,474	$2,489,035
Revenue growth rates year-over-year:
Cloud Security Solutions	36%	37%	34%	35%	32%
CDN and other solutions	1	—	3	3	1
Total revenue	8%	7%	8%	9%	6%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Cloud Security Solutions	38%	39%	33%	35%	32%
CDN and other solutions	2	1	2	2	1
Total revenue	10%	8%	7%	9%	6%

(1)
Prior period information has been restated for the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which Akamai adopted retrospectively on January 1, 2018. Under this standard, the way revenue is recognized changed for some of Akamai's contracts with customers. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.

(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE FROM INTERNET PLATFORM CUSTOMERS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2018	September 30, 2018	December 31, 2017 (1)	December 31, 2018	December 31, 2017 (1)
Revenue from Internet Platform Customers	$43,218	$43,086	$49,992	$174,757	$203,283
Revenue excluding Internet Platform Customers	670,145	626,542	608,478	2,539,717	2,285,752
Total revenue	$713,363	$669,628	$658,470	$2,714,474	$2,489,035
Revenue growth rates year-over-year:
Revenue from Internet Platform Customers	(14)%	(15)%	(14)%	(14)%	(19)%
Revenue excluding Internet Platform Customers	10	9	10	11	9
Total revenue	8%	7%	8%	9%	6%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Revenue from Internet Platform Customers	(14)%	(15)%	(14)%	(14)%	(19)%
Revenue excluding Internet Platform Customers	11	10	9	11	9
Total revenue	10%	8%	7%	9%	6%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended			Year Ended
(in thousands)	December 31, 2018	September 30, 2018	December 31, 2017 (1)	December 31, 2018	December 31, 2017 (1)
U.S.	$434,231	$412,573	$425,744	$1,683,272	$1,637,198
International	279,132	257,055	232,726	1,031,202	851,837
Total revenue	$713,363	$669,628	$658,470	$2,714,474	$2,489,035
Revenue growth rates year-over-year:
U.S.	2%	—%	2%	3%	—%
International	20	21	22	21	19
Total revenue	8%	7%	8%	9%	6%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
U.S.	2%	—%	2%	3%	—%
International	23	24	18	20	19
Total revenue	10%	8%	7%	9%	6%

(1) Prior period information has been restated for the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which Akamai adopted retrospectively on January 1, 2018. Under this standard, the way revenue is recognized changed for some of Akamai's contracts with customers. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL OPERATING EXPENSE DATA

	Three Months Ended			Year Ended
(in thousands)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
General and administrative expenses:
Payroll and related costs	$43,001	$46,866	$50,187	$188,635	$194,199
Stock-based compensation	13,269	13,054	11,359	53,514	44,884
Depreciation and amortization	20,273	18,646	19,845	80,014	76,128
Facilities-related costs	22,216	21,567	21,071	86,107	80,452
Provision for doubtful accounts	1,079	652	805	2,672	3,209
Acquisition-related costs	896	329	19,995	2,868	23,373
Legal and stockholder matter costs	—	—	—	23,091	—
License of patent	(4,355)	(4,310)	(4,169)	(17,146)	(16,421)
Endowment of Akamai Foundation	—	—	—	50,000	—
Professional fees and other expenses	33,186	23,107	27,022	104,312	103,341
Total general and administrative expenses	$129,565	$119,911	$146,115	$574,067	$509,165

General and administrative expenses–functional(1):
Global functions	$47,547	$46,680	$52,818	$197,377	$201,539
As a percentage of revenue	7%	7%	8%	7%	8%
Infrastructure	80,659	74,009	76,666	308,915	297,465
As a percentage of revenue	11%	11%	12%	11%	12%
Other	1,359	(778)	16,631	67,775	10,161
Total general and administrative expenses	$129,565	$119,911	$146,115	$574,067	$509,165
As a percentage of revenue	18%	18%	22%	21%	20%

Stock-based compensation:
Cost of revenue	$5,549	$5,494	$5,259	$21,892	$20,314
Research and development	11,350	11,249	10,121	44,034	38,864
Sales and marketing	14,830	16,835	15,466	64,373	60,246
General and administrative	13,269	13,054	11,359	53,514	44,884
Total stock-based compensation	$44,998	$46,632	$42,205	$183,813	$164,308

(1) Global functions expense includes payroll, stock-based compensation and other employee-related costs for administrative functions, including finance, purchasing, order entry, human resources, legal, information technology and executive personnel, as well as third-party professional service fees. Infrastructure expense includes payroll, stock-based compensation and other employee-related costs for our network infrastructure functions, as well as facility rent expense, depreciation and amortization of facility and IT-related assets, software and software-related costs, business insurance and taxes. Our network infrastructure function is responsible for network planning, sourcing, architecture evaluation and platform security. Other expense includes acquisition-related costs, provision for doubtful accounts, the license of a patent, legal and stockholder matter costs and the endowment of the Akamai Foundation and transformation costs.

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended			Year Ended
(in thousands, except end of period statistics)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Depreciation and amortization:
Network-related depreciation	$37,592	$36,883	$37,223	$150,458	$143,825
Capitalized internal-use software development amortization	42,440	36,822	29,096	143,752	102,877
Other depreciation and amortization	19,802	18,259	19,498	78,396	74,754
Depreciation of property and equipment	99,834	91,964	85,817	372,606	321,456
Capitalized stock-based compensation amortization	7,175	6,647	5,029	25,237	17,518
Capitalized interest expense amortization	993	928	721	3,366	2,435
Amortization of acquired intangible assets	8,292	8,294	7,829	33,311	30,904
Total depreciation and amortization	$116,294	$107,833	$99,396	$434,520	$372,313

Capital expenditures, excluding stock-based compensation and interest expense(1)(2):
Purchases of property and equipment	$74,262	$76,070	$50,716	$229,744	$234,493
Capitalized internal-use software development costs	50,920	49,122	43,074	198,327	166,329
Total capital expenditures, excluding stock-based compensation and interest expense	$125,182	$125,192	$93,790	$428,071	$400,822

End of period statistics:
Number of employees	7,519	7,574	7,650

(1) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end.
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS AND NET INCOME

	Three Months Ended			Year Ended
(in thousands)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Income from operations	$120,288	$116,537	$32,109	$362,499	$314,289
GAAP operating margin	17%	17%	5%	13%	13%
Amortization of acquired intangible assets	8,292	8,294	7,829	33,311	30,904
Stock-based compensation	44,998	46,632	42,205	183,813	164,308
Amortization of capitalized stock-based compensation and capitalized interest expense	8,168	7,575	5,750	28,603	19,953
Restructuring charge (benefit)	13,152	(732)	51,581	27,594	54,884
Acquisition-related costs	896	329	19,995	2,868	23,374
Legal and stockholder matter costs	—	—	—	23,091	—
Endowment of Akamai Foundation	—	—	—	50,000	—
Transformation costs	5,178	2,552	—	7,730	—
Operating adjustments	80,684	64,650	127,360	357,010	293,423
Non-GAAP income from operations	$200,972	$181,187	$159,469	$719,509	$607,712
Non-GAAP operating margin	28%	27%	24%	27%	24%

Net income	$94,015	$107,583	$27,520	$298,373	$222,766
Operating adjustments (from above)	80,684	64,650	127,360	357,010	293,423
Amortization of debt discount and issuance costs	14,114	14,085	4,850	41,958	18,839
(Gain) loss on investments	—	(519)	(450)	1,481	(450)
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(12,959)	(27,958)	(38,574)	(86,391)	(82,817)
Non-GAAP net income	$175,854	$157,841	$120,706	$612,431	$451,761

(1)
Prior period information has been restated for the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which Akamai adopted retrospectively on January 1, 2018. Under this standard, the way revenue is recognized changed for some of Akamai's contracts with customers. Akamai will also begin capitalizing costs associated with obtaining customer contracts, specifically certain commission and incentive payments. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
GAAP net income per diluted share	$0.57	$0.64	$0.16	$1.76	$1.29
Amortization of acquired intangible assets	0.05	0.05	0.05	0.20	0.18
Stock-based compensation	0.27	0.28	0.25	1.09	0.95
Amortization of capitalized stock-based compensation and capitalized interest expense	0.05	0.05	0.03	0.17	0.12
Restructuring charge (benefit)	0.08	—	0.30	0.16	0.32
Acquisition-related costs	0.01	—	0.12	0.02	0.14
Legal and stockholder matter costs	—	—	—	0.14	—
Endowment of Akamai Foundation	—	—	—	0.30	—
Transformation costs	0.03	0.02	—	0.05	—
Amortization of debt discount and issuance costs	0.09	0.08	0.03	0.25	0.11
(Gain) loss on investments	—	—	—	0.01	—
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.08)	(0.17)	(0.23)	(0.51)	(0.48)
Non-GAAP net income per diluted share	$1.07	$0.94	$0.71	$3.62	$2.62

Shares used in diluted per share calculations	164,540	167,900	170,727	169,188	172,711

(1)
Prior period information has been restated for the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which Akamai adopted retrospectively on January 1, 2018. Under this standard, the way revenue is recognized changed for some of Akamai's contracts with customers. Akamai will also begin capitalizing costs associated with obtaining customer contracts, specifically certain commission and incentive payments. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net income	$94,015	$107,583	$27,520	$298,373	$222,766
Interest income	(7,308)	(9,258)	(4,487)	(26,940)	(17,855)
Provision for income taxes	19,058	3,187	4,699	44,716	91,426
Depreciation and amortization	99,834	91,964	85,817	372,606	321,456
Amortization of capitalized stock-based compensation and capitalized interest expense	8,168	7,575	5,750	28,603	19,953
Amortization of acquired intangible assets	8,292	8,294	7,829	33,311	30,904
Stock-based compensation	44,998	46,632	42,205	183,813	164,308
Restructuring charge (benefit)	13,152	(732)	51,581	27,594	54,884
Acquisition-related costs	896	329	19,995	2,868	23,374
Legal and stockholder matter costs	—	—	—	23,091	—
Endowment of Akamai Foundation	—	—	—	50,000	—
Transformation costs	5,178	2,552	—	7,730	—
Interest expense	14,582	14,566	4,850	43,202	18,839
(Gain) loss on investments	—	(519)	(450)	1,481	(450)
Other (income) expense, net	(59)	978	(23)	1,667	(437)
Adjusted EBITDA	$300,806	$273,151	$245,286	$1,092,115	$929,168
Adjusted EBITDA margin	42%	41%	37%	40%	37%

(1)
Prior period information has been restated for the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which Akamai adopted retrospectively on January 1, 2018. Under this standard, the way revenue is recognized changed for some of Akamai's contracts with customers. Akamai will also begin capitalizing costs associated with obtaining customer contracts, specifically certain commission and incentive payments. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•
Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amounts of contingent consideration and indemnification associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•
Restructuring charges – Akamai has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•
Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In May 2018, Akamai issued $1,150 million of convertible senior notes due 2025 with a coupon interest rate of 0.125%. In February 2014, Akamai issued $690 million of convertible senior notes due 2019 with a coupon interest rate of 0%. The imputed interest rates of these convertible senior notes were 4.26% and 3.20%, respectively. This is a result of the debt discounts recorded for the conversion features that are required to be separately accounted for as equity under GAAP, thereby reducing the carrying value of the convertible debt instruments. The debt discounts are amortized as interest expense together with the issuance costs of the debt. The interest expense excluded from Akamai's non-GAAP results is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not representative of ongoing operating performance.

•
Gains and losses on investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of certain investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations and ongoing operating performance.

•
Legal and stockholder matter costs – Akamai has incurred losses related to the settlement of legal matters, costs from professional service providers related to a non-routine stockholder matter and costs with respect to its internal U.S. Foreign Corrupt Practices Act ("FCPA") investigation. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations.

•
Endowment of Akamai Foundation – During the second quarter of 2018, Akamai incurred a charge to endow the Akamai Foundation. Akamai believes excluding these amounts from non-GAAP financial measures is useful to investors as this one-time expense is not representative of its core business operations.

•
Transformation costs – Akamai has incurred professional services fees associated with internal transformation programs designed to improve its operating margins and that are part of a planned program intended to significantly change the manner in which business in conducted. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events and activities giving rise to them occur infrequently and are not representative of Akamai's core business operations and ongoing operating performance.

•
Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or releasing of valuation allowances), if any. Akamai believes that applying the non GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; costs from professional service providers related to a non-routine stockholder matter; costs incurred related to the establishment of an endowment to the Akamai Foundation; costs incurred with respect to Akamai's internal FCPA investigation; transformation costs; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; costs from professional service providers related to a non-routine stockholder matter; costs incurred related to the establishment of an endowment to the Akamai Foundation; costs incurred with respect to Akamai's internal FCPA investigation; transformation costs; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by basic weighted average or diluted common shares outstanding. Basic weighted average shares outstanding are those used in GAAP net income per share calculations. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transaction entered into in connection with the issuance of $1,150 million of convertible senior notes due 2025 and $690 million of convertible senior notes due 2019. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transaction and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due 2025, unless and until Akamai's weighted average stock price is greater than $95.10, the intial conversion price, and with respect to the convertible senior notes due 2019, unless and until Akamai's weighted average stock price is greater than $89.56, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; costs from professional service providers related to a non-routine stockholder matter; costs incurred related to the establishment of an endowment to the Akamai Foundation; costs incurred with respect to Akamai's internal FCPA investigation; transformation costs; foreign exchange gains and losses; loss on early extinguishment of debt; interest expense; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex, excluding stock-based compensation and interest expense – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end.

Impact of Foreign Currency Exchange Rates – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about expected revenue growth and margin improvement. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue and manage our expenses as planned; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected; competitive factors; financial impact of completed and potential future acquisitions; and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release and on such call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.